Exhibit 10.10

CONSENT, CONFIRMATION, LIMITED WAIVER AND FORBEARANCE
AGREEMENT

This Consent, Confirmation, Limited Waiver, and Forbearance Agreement (“Agreement”), dated as of May 15, 2023, is made by and among JIMMY JANG, L.P., a Delaware limited partnership, BAKER TECHNOLOGIES, INC., a Delaware corporation, COMMONWEALTH ALTERNATIVE CARE, INC., a Massachusetts corporation, and JUPITER RESEARCH, LLC, an Arizona limited liability company (collectively, the “Borrowers” and each a “Borrower”), TILT HOLDINGS INC., a British Columbia corporation (the “Parent”), and JORDAN GEOTAS, as noteholder representative (the “Noteholder Representative”) on behalf of the Noteholders.

RECITALS

WHEREAS, Borrowers, Parent, Noteholder Representative and the Noteholders are parties to that certain Secured Note Purchase Agreement dated as of November 1, 2019, as amended by First Amendment to Secured Note Purchase Agreement dated as of February 15, 2023 (as it may be further amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Note Purchase Agreement”).  Except as otherwise provided in this Agreement, all terms defined in the Loan Documents shall have the same meaning when used in this Agreement;

WHEREAS, the Obligations and other amounts due to the Noteholder Representative and Purchasers under the Note Purchase Agreement and other Loan Documents are secured by the Collateral;

WHEREAS, the Borrowers are in default under the Note Purchase Agreement as described herein, but the Noteholder Representative has forborne from exercising remedies while the transactions contemplated by this Agreement were being negotiated and documented;

WHEREAS, the Borrowers have requested that the Noteholder Representative, at the direction of the Required Noteholders as provided in the Required Noteholder Direction included herein, (a) consent to Borrowers’ entry into that certain Secured Note Purchase Agreement dated of even date herewith (such agreement, the “May 2023 NPA”) with certain of the Noteholders or their Affiliates (such Persons, the “May 2023 Noteholders”); (b) as required as a condition to the effectiveness of the May 2023 NPA, confirm the liquidation preference with respect to the proceeds from the Collateral granted hereby and confirmed herein to and for the benefit of the May 2023 Noteholders; (c) provide a limited waiver for certain Events of Defaults as provided hereunder; and (d) forbear from exercising the rights of the Noteholder Representative and the Noteholders under the Loan Documents, including, without limitation, the Note Purchase Agreement and other Loan Documents, through the expiration of the Forbearance Period;

WHEREAS, Noteholder Representative is willing to provide his consent, confirmation, limited waiver and forbearance, on behalf of the Noteholders, from exercising such rights and remedies for a limited period of time, provided that the Loan Parties comply with the terms and conditions of this Agreement; and

WHEREAS, the Required Noteholders have directed Noteholder Representative to enter into this Agreement on their behalf to set forth the terms and conditions of such limited waiver and forbearance.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Waiver and Forbearance.

1.1Specified Events.  Borrower has failed (a) make scheduled payments due as provided under Section 2.4 of the Note Purchase Agreement and the Notes and (b) to meet certain financial covenants required thereunder (collectively, the “Existing Events”).  In addition, Borrower has advised Noteholder Representative that the events described in clauses (i) and (ii) of this Section 1.1 may occur during the Forbearance Period, as defined below (collectively, the “Future Events”, and together with the Existing Events, the “Specified Events”).  Borrower and the Noteholder Representative, on behalf of the Noteholders, acknowledge that the Specified Events have or would (after, if applicable, requisite notice and the passage of time) constitute Events of Default under the Note Purchase Agreement but for the waivers and forbearance provided herein.  The Future Events are:

(i)Borrower may not make scheduled payments of interest otherwise due pursuant to the Notes, AP Notes, and other Loan Documents through and including the interest payment date on December 1, 2023; and

(ii) Parent may not satisfy the Fixed Charge Coverage Ratio requirements of Section 8.1 of the Note Purchase Agreement or Liquidity requirement of Section 8.3 of the Note Purchase Agreement.

1.2Forbearance.Subject to compliance by the Loan Parties with the terms and conditions of this Agreement, Noteholder Representative hereby provides this waiver, as limited herein, of any Event of Default that has or will occur (or with the giving of notice or passage of time would occur) as a result of the Specified Events and hereby agrees to forbear from exercising his rights and remedies against the Loan Parties under the Loan Documents with respect to Events of Default relating to the Specified Events during the Forbearance Period.  In furtherance, and not in limitation, of the foregoing, during the Forbearance Period, solely based on any Event of Default arising solely as a result of the Specified Events, the Noteholder Representative will not, nor will the Required Noteholders direct the Noteholder Representative to, (a) initiate proceedings to collect the Obligations; (b) initiate or join in filing any involuntary bankruptcy petition with respect to any Loan Party under the Bankruptcy Code, or otherwise file or participate in any insolvency, reorganization, moratorium, receivership or other similar proceedings against the Borrower under the laws of Canada or the U.S.; (c) repossess, take title to, or dispose of any of the Collateral, through judicial proceedings or otherwise; (d) initiate proceedings to enforce any other Loan Document; (e) exercise rights under any account control agreement or other asset with respect to which it is perfected via control; or (f) take any other enforcement action against a Loan Party.

1.3Payment of Late Fees and Default Interest Rate Required.  Notwithstanding the waiver and forbearance set forth in this Agreement, Borrowers and Noteholder Representative confirm and agree (and it is a condition to the continuation of the Forbearance Period) as follows:

(a)any interest not paid when due during the Forbearance Period (such amounts, the “Missed Interest Payments”), and interest will accrue on the outstanding balance of the Notes at the Default Rate;

(b)consistent with Paragraph 5 of each of the AP Notes, any such interest payments that would have otherwise been due during the Forbearance Period will be treated as provided in such Paragraph 5, and interest will accrue on the outstanding balance of the AP Notes at the Default Rate;

(c)as provided in each of the Notes, late fees assessed under the Notes shall become due and payable at the rate of $40,000.00 on each Interest Payment Date that occurs during the Forbearance Period as if the waivers and forbearance set forth in this Agreement had not been granted, but such amounts (the “Assessed Late Fees”) shall not be capitalized;

(d)upon payment, in full, by Borrowers on or before the last day of the Forbearance Period of (such amounts, the “Required December 2023 Payments”): (a) all Obligations due the May 2023 Noteholders under the May 2023 NPA; (b) the Missed Interest Payments; and (c) the Assessed Late Fees, unless Events of Default other than those attributable to the Specified Events are then continuing, interest on the Notes and the AP Notes will no longer accrue interest at the Default Rate but rather accrue interest as otherwise provided under the Notes and AP Notes, as applicable.

1.4Forbearance Period.  The Forbearance Period is the period commencing on May 1, 2023 and ending on the date that any Forbearance Default (as defined in Section 8) occurs (the “Termination Date”).

2.Borrower’s Acknowledgements.  The Loan Parties acknowledge and agree that:

2.1Loan Documents.  The Loan Documents are legal, valid, binding and enforceable against the Loan Parties in accordance with their terms.  Except as expressly provided herein, the terms of the Loan Documents remain unchanged.

2.2Obligations.  The Obligations are not subject to any setoff, deduction, claim, counterclaim or defenses of any kind or character whatsoever.

2.3Collateral.  The Noteholder Representative, on behalf of the Noteholders, has on the Effective Date valid and enforceable security interests in and liens on the Collateral, as to which there are no setoffs, deductions, claims, counterclaims or defenses of any kind or character whatsoever.

2.4No Waiver of Defaults.  Except as to the Specified Events to the extent provided in Section 1, neither this Agreement, nor any actions taken in accordance with this Agreement or the Loan Documents, shall be construed as a waiver of or consent to any existing or future defaults under the Loan Documents, as to which the rights of the Noteholder Representative and the

Noteholders shall remain reserved.  For clarity, and notwithstanding anything contained herein, Noteholder Representative and each Noteholder is not waiving, limiting or agreed to forbear from exercising their rights and remedies under the Note Purchase Agreement and other Loan Documents with respect to any Events of Defaults that may arise after December 8, 2023 other than with respect to the Specified Events and their agreement described in Section 1.3(d) hereof.

3.Consent.  Noteholder Representative hereby consents to each Loan Party’s entry into the May 2023 NPA and each of the ancillary loan documents related thereto, and agrees and acknowledges that the execution and delivery of such documents, and the consummation of the transactions contemplated thereby, shall not be an Event of Default, notwithstanding anything to the contrary in the Note Purchase Agreement.

4.Liquidity Preference.  Noteholder Representative hereby agrees that, in consideration for the direct or indirect benefits to be received by the Noteholders from the financial accommodations made under the May 2023 NPA, until such time as the Obligations (as defined in the May 2023 NPA, the “May 2023 NPA Obligations”) have been irrevocably paid in full, the Noteholders under the May 2023 will have a liquidation preference over the Noteholders under the Note Purchase Agreement.  Specifically, and without limiting the foregoing, any and all payments received by Noteholder Representative under the Note Purchase Agreement or Noteholder Representative under the May 2023 NPA with respect to the Obligations (as defined in the Note Purchase Agreement) or the May 2023 NPA Obligations shall be applied as provided in Section 2.6(d) of the May 2023 NPA until the May 2023 Obligations have been paid in full, in all cases whether such payments are as a result of the enforcement of remedies, dispositions, liquidations, or as a result of payments on claims filed in a case filed under the Bankruptcy Code or other similar proceedings.

5.Conditions Precedent.  This Agreement shall not become effective unless and until the date (the “Effective Date”) that each of the following conditions shall have been satisfied in Noteholder Representative’s sole discretion, unless waived in writing by Noteholder Representative:

5.1Delivery of Certain Documents.  Loan Parties shall deliver or cause to be delivered the following documents, each in substance and form acceptable to Noteholder Representative:

(a)a copy of this Agreement, duly executed by each Loan Party and each of the Required Noteholders; and

(b)such other documents as Noteholder Representative may request with respect to any matter relevant to this Agreement or the transactions contemplated hereby.

5.2Professional Fees and Other Expenses.  As partial consideration for the Noteholder Representative’s agreement to forbear as set forth herein, the Borrower shall have paid all of the Noteholder Representative’s reasonable invoiced costs and expenses (including reasonable attorneys’ fees) incurred in connection with the preparation and negotiation of this Agreement to the extent billed prior to the date hereof.

6.Representations and Warranties.  The Loan Parties represent and warrant to the Noteholder Representative as follows:

6.1Authorization.  The execution, delivery and performance of this Agreement are within its corporate power and have been duly authorized by all necessary corporate or other applicable action.

6.2Enforceability.  This Agreement constitutes a valid and legally binding Agreement enforceable against each of the Loan Parties in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally and to general principles of equity.

6.3No Violation.  The execution, delivery and performance of this Agreement do not and will not (a) violate any law, regulation or court order to which any of the Loan Parties are subject; (b) conflict with any of the Loan Parties’ organizational documents; or (c) result in the creation or imposition of any lien, security interest or encumbrance on any property of any of the Loan Parties or any of their Subsidiaries, whether now owned or hereafter acquired, other than liens in favor of the Noteholders and the May 2023 Noteholders.

6.4Advice of Counsel.  The Loan Parties have freely and voluntarily entered into this Agreement with the advice of legal counsel of their choosing, or have knowingly waived the right to do so.

7.Covenants.  In order to induce the Noteholder Representative to forbear from the exercise of their rights and remedies as set forth above, the Loan Parties hereby covenant and agree that, unless the Noteholder Representative otherwise consents in writing, as follows:

7.1Compliance with Loan Documents.  The Loan Parties shall continue to perform and observe all covenants, terms and conditions and other obligations contained in (a) all of the Loan Documents and this Agreement except, during the Forbearance Period, with respect to any Specified Events and (b) in the May 2023 NPA.

7.2Perfection of Noteholders’ Liens.  The Loan Parties shall execute and deliver to the Noteholder Representative such documents and take such actions as the Noteholder Representative deems necessary or advisable to perfect or protect the Noteholder Representative’s security interests, mortgages or liens granted by the Loan Parties.

7.3Other Financial Information.  The Loan Parties each shall promptly provide to the Noteholder Representative such other financial information as the Noteholder Representative may reasonably request.

8.Events of Default.  The occurrence of one or more of the following shall constitute a “Forbearance Default” under this Agreement:

8.1The Loan Parties shall fail to abide by or observe any term, condition, covenant or other provision contained in (a) this Agreement; (b) any document related to or executed in connection with this Agreement; (c) the May 2023 NPA; or (d) any document related to or executed in connection with the May 2023 NPA, subject, in each case, to the application of any notice and cure period provided therein.

8.2Borrowers fail to pay Noteholder Representative, in full, the Required December 2023 Payments on or before December 8, 2023.

8.3Any Loan Party:

(a)(i) commences any case, proceeding or other action under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking (A) to have an order for relief entered with respect to it, or (B) to adjudicate it as bankrupt or insolvent, or (C) reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (D) appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or (ii) makes a general assignment for the benefit of its creditors;

(b)has commenced against it in a court of competent jurisdiction any case, proceeding or other action of a nature referred to in clause (a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, unstayed or unbonded for 45 days; or

(c)ceases to conduct business in the ordinary course.

8.4Any Loan Party, or any of their respective creditors commences a case, proceeding or other action against Noteholder Representative or any Noteholder relating to any of the Obligations, Collateral, Loan Documents, this Agreement, or any action or omission by the Noteholder Representative or Noteholder in connection with any of the foregoing.

9.Remedies.  Immediately upon the occurrence of a Forbearance Default:

9.1The Forbearance Period shall immediately and automatically cease without notice or further action without notice to, or action by, any party.

9.2The Noteholder Representative and the Noteholders shall be entitled to exercise any or all of their rights and remedies under the Loan Documents, this Agreement, or any stipulations or other documents executed in connection with or related to this Agreement or any of the Loan Documents, or applicable law, including, without limitation, the appointment of a receiver.

9.3The Noteholder Representative may set off or apply to the payment of any or all of the Obligations, any deposit balances, any or all of the Collateral or proceeds thereof, or other money now or hereafter owed the Loan Parties by the Noteholders.

10.Miscellaneous.

10.1Reaffirmation of Guaranty.  Each Guarantor hereby ratifies and reaffirms (a) the validity, legality and enforceability of the Guaranty; (b) that its reaffirmation of the Guaranty is a material inducement to the Noteholder Representative and the Noteholders to enter into this

Agreement; and (c) that its obligations under the Guaranty shall remain in full force and effect until all the Obligations have been paid in full.

10.2Release of Claims and Waiver of Defenses.  In further consideration of the Noteholder Representative’s and the Noteholders’ execution of this Agreement, the Loan Parties, on behalf of themselves and their successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, agents and attorneys hereby forever, fully, unconditionally and irrevocably waive and release the Noteholder Representative and the Noteholders and their successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, attorneys and agents (collectively, the “Releasees”) from any and all claims, liabilities, obligations, debts, causes of action (whether at law or in equity or otherwise), defenses, counterclaims, setoffs, of any kind, whether known or unknown, foreseen or unforeseen, whether liquidated or unliquidated, matured or unmatured, fixed or contingent, directly or indirectly arising out of, connected with, resulting from or related to any act or omission by any Releasee with respect to the Loan Documents, the execution and delivery, and consummation of the transactions contemplated by the 2023 NPA, and any Collateral (collectively, the “Claims”).  The Loan Parties further agree that they shall not commence, institute, or prosecute any lawsuit, action or other proceeding, whether judicial, administrative or otherwise, to collect or enforce any Claim.

10.3Indemnification.  The Loan Parties expressly acknowledge, agree and reaffirm their indemnification obligations to the Noteholders and the other Indemnitees set forth in Section 11.1(b) of the Note Purchase Agreement.  The Loan Parties further acknowledge, agree and reaffirm that all such indemnification obligations set forth in Section 11.1(b) of the Note Purchase Agreement shall survive the expiration of the Forbearance Period and the termination of this Agreement, the Note Purchase Agreement, the other Loan Documents and the payment in full of the Obligations.

10.4Notices.  Any notices with respect to this Agreement shall be given in the manner provided for in Section 11.8 of the Note Purchase Agreement.

10.5Integration; Modification of Agreement.  This Agreement and the Loan Documents embody the entire understanding between the parties hereto and supersedes all prior agreements and understandings (whether written or oral) relating to the subject matter hereof and thereof.  The terms of this Agreement may not be waived, modified, altered or amended except by agreement in writing signed by all the parties hereto.  This Agreement shall not be construed against the drafter hereof.

10.6Severability.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

10.7Full Force and Effect.  The Loan Documents shall remain unchanged, in full force and effect and continue to govern and control the relationship between the parties hereto, except to the extent they are inconsistent with, superseded or expressly modified herein.  To the extent of any inconsistency, amendment or superseding provision, this Agreement shall govern and control.

10.8Successors and Assigns.  This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns; provided that the Loan Parties may not assign any rights or delegate any obligations arising herein without the prior written consent of the Noteholder Representative and any prohibited assignment shall be absolutely void.  The Noteholder Representative and the Noteholders may assign their rights and interests in this Agreement, the Loan Documents and all documents executed in connection with or related to this Agreement or the Loan Documents, at any time without the consent of or notice to the Loan Parties.

10.9Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona without regard to conflict of laws principles thereof.

10.10No Waiver.  No failure to exercise and no delay in exercising, on the part of the Noteholder Representative or the Noteholders any right, remedy, power or privilege hereunder or under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  Further, the Noteholder Representative’s acceptance of payment on account of the Obligations or other performance by the Loan Parties after the occurrence of an Event of Default shall not be construed as a waiver of such Event of Default, any other Event of Default or any of the Noteholder Representative’s or the Noteholders’ rights or remedies.

10.11Cumulative Rights.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.12Jurisdiction and Venue.  ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE COURTS OF THE STATE OF ARIZONA, AND EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING.  SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT.  THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

10.13Waiver of Jury Trial.  EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE LOAN DOCUMENTS OR THE SUBJECT MATTER HEREOF OR THEREOF.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING,

WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS.  EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

10.14Headings.  The section headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

10.15Counterparts; Electronic Execution.  This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BORROWERS:

JIMMY JANG, L.P., a Delaware limited partnership

By:	JIMMY JANG HOLDINGS INC., a British Columbia corporation, its general partner

	By:	/s/ Tim Conder
	Name:	Tim Conder
	Title:	Chief Executive Officer

BAKER TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Tim Conder
Name:	Tim Conder
Title:	President

COMMONWEALTH ALTERNATIVE CARE, INC., a Massachusetts corporation

By:	/s/ Tim Conder
Name:	Tim Conder
Title:	President

JUPITER RESEARCH, LLC, an Arizona limited liability company

By:	/s/ Tim Conder
Name:	Tim Conder
Title:	Chief Executive Officer

CONSENTED AND AGREED:

JIMMY JANG HOLDINGS INC., a British Columbia corporation

By:	/s/ Tim Conder
Name:	Tim Conder
Title:	Chief Executive Officer

Signature Page to Consent, Confirmation and Forbearance Agreement

JJ BLOCKER CO., a Delaware corporation

By:	/s/ Tim Conder
Name:	Tim Conder
Title:	President

SFNY HOLDINGS, INC., a Delaware corporation

By:	/s/ Tim Conder
Name:	Tim Conder
Title:	President

SEA HUNTER THERAPEUTICS, LLC, a Delaware limited liability company

By:	JJ BLOCKER CO., a Delaware corporation, its sole member

	By:	/s/ Tim Conder
	Name:	Tim Conder
	Title:	President

STANDARD FARMS NEW YORK, LLC, a Delaware limited liability company

By:	SFNY HOLDINGS, INC., a Delaware corporation, its sole manager

	By:	/s/ Tim Conder
	Name:	Tim Conder
	Title:	President

CGSF GROUP, LLC, a Delaware limited liability company

By:	STANDARD FARMS NEW YORK, LLC, a Delaware limited liability company, its sole manager

	By:	SFNY HOLDINGS, INC., a Delaware corporation, its sole manager

	By:	/s/ Tim Conder
	Name:	Tim Conder
	Title:	President

Signature Page to Consent, Confirmation and Forbearance Agreement

STANDARD FARMS OHIO LLC, an Ohio limited liability company

By:	BAKER TECHNOLOGIES, INC., a Delaware corporation, its sole member

	By:	/s/ Tim Conder
	Name:	Tim Conder
	Title:	President

STANDARD FARMS LLC, a Pennsylvania limited liability company`

By:	BAKER TECHNOLOGIES, INC., a Delaware corporation, its sole member

	By:	/s/ Tim Conder
	Name:	Tim Conder
	Title:	President

SH FINANCE COMPANY, LLC, a Delaware limited liability company

By:	SEA HUNTER THERAPEUTICS, LLC, a Delaware limited liability company, its sole member

By:	JJ BLOCKER CO., a Delaware corporation, its sole member

	By:	/s/ Tim Conder
	Name:	Tim Conder
	Title:	President

PARENT:

TILT HOLDINGS INC., a British Columbia corporation

By:	/s/ Tim Conder
Name:	Tim Conder
Title:	Interim CEO

Signature Page to Consent, Confirmation and Forbearance Agreement

NOTEHOLDER REPRESENTATIVE:

/s/ JORDAN GEOTAS
JORDAN GEOTAS

Signature Page to Consent, Confirmation and Forbearance Agreement

DIRECTION OF REQUIRED NOTEHOLDERS

Each of the Required Noteholders hereby direct Noteholder Representative to enter into this Agreement, take the actions required of Noteholder Representative herein, and agrees to indemnify and hold Noteholder Representative harmless from any such actions related hereto, in each case consistent with the terms of the Note Purchase Agreement, including Sections 2.6(d) and 11.2 thereof.

A NOTEHOLDER:

MAK ONE, LLLP, an Arizona limited liability limited partnership

By:	Dragon Wise, LLC, an Arizona limited liability company, its General Partner

	By:	/s/ Mark Scatterday
	Name:	Mark Scatterday
	Title:	Sole Member

Signature Page to Direction of Required Noteholders

A NOTEHOLDER:

RHC 3, LLLP, an Arizona limited liability limited partnership

By:	/s/ Robert Crompton
Name:	Robert Crompton
Title:	General Partner

Signature Page to Direction of Required Noteholders

A NOTEHOLDER:

/s/ DANIEL SANTY
DANIEL SANTY

Signature Page to Direction of Required Noteholders

A NOTEHOLDER:

/s/ JORDAN GEOTAS
JORDAN GEOTAS

Signature Page to Direction of Required Noteholders

A NOTEHOLDER:

CALLISTO COLLABORATIONS LLC, a Washington limited liability company

By:	/s/ Adam Draizin
Name:	Adam Draizin
Title:	Manager

Signature Page to Direction of Required Noteholders